SECOND QUARTER 2023
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
SAN ANTONIO
OAHU / HONOLULU

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,588,956	1,322,200	1,453 (1)	—	—

Bellevue	1,030,434	—	—	—	—

Portland	908,178	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	4,050,264	3,092,616	2,110	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	57%	53%
	Retail	3.1	million	43%	26%
Data is as of June 30, 2023.	Totals	7.2	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended June 30, 2023. Reconciliation of NOI to net income is included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Second Quarter 2023 Supplemental Information	Page

FINANCIAL HIGHLIGHTS

Second Quarter 2023 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	June 30, 2023	December 31, 2022

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,489,314	$3,468,537
Construction in progress	220,906	202,385
Held for development	547	547
	3,710,767	3,671,469
Accumulated depreciation	(988,560)	(936,913)
Net real estate	2,722,207	2,734,556
Cash and cash equivalents	84,709	49,571
Accounts receivable, net	7,348	7,848
Deferred rent receivable, net	89,042	87,192
Other assets, net	109,154	108,714
TOTAL ASSETS	$3,012,460	$2,987,881
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,623	$74,578
Unsecured notes payable, net	1,613,663	1,539,453
Unsecured line of credit, net	—	34,057
Accounts payable and accrued expenses	62,961	65,992
Security deposits payable	8,680	8,699
Other liabilities and deferred credits, net	76,417	79,577
Total liabilities	1,836,344	1,802,356
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,724,630 and 60,718,653 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	607	607
Additional paid in capital	1,465,346	1,461,201
Accumulated dividends in excess of net income	(262,745)	(251,167)
Accumulated other comprehensive income	11,524	10,624
Total American Assets Trust, Inc. stockholders' equity	1,214,732	1,221,265
Noncontrolling interests	(38,616)	(35,740)
Total equity	1,176,116	1,185,525
TOTAL LIABILITIES AND EQUITY	$3,012,460	$2,987,881

Second Quarter 2023 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUE:
Rental income	$103,901	$99,016	$206,611	$196,002
Other property income	5,820	5,139	10,864	9,623
Total revenue	109,721	104,155	217,475	205,625
EXPENSES:
Rental expenses	28,711	25,853	56,216	49,998
Real estate taxes	11,086	11,287	22,718	22,716
General and administrative	8,609	7,612	17,608	14,754
Depreciation and amortization	29,823	31,087	59,724	61,499
Total operating expenses	78,229	75,839	156,266	148,967
OPERATING INCOME	31,492	28,316	61,209	56,658
Interest expense, net	(16,368)	(14,547)	(32,097)	(29,213)
Other income (expense), net	273	(181)	6,951	(343)
NET INCOME	15,397	13,588	36,063	27,102
Net income attributable to restricted shares	(190)	(154)	(379)	(309)
Net income attributable to unitholders in the Operating Partnership	(3,224)	(2,852)	(7,565)	(5,688)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$11,983	$10,582	$28,119	$21,105

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.20	$0.18	$0.47	$0.35
Weighted average shares of common stock outstanding - basic	60,146,210	60,040,243	60,145,414	60,039,467
Diluted income from continuing operations attributable to common stockholders per share	$0.20	$0.18	$0.47	$0.35
Weighted average shares of common stock outstanding - diluted	76,327,747	76,221,780	76,326,951	76,221,004

Second Quarter 2023 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Funds from Operations (FFO) (1)
Net income	$15,397	$13,588	$36,063	$27,102
Depreciation and amortization of real estate assets	29,823	31,087	59,724	61,499
FFO, as defined by NAREIT	45,220	44,675	95,787	88,601
Less: Nonforfeitable dividends on restricted stock awards	(186)	(153)	(373)	(306)
FFO attributable to common stock and common units	$45,034	$44,522	$95,414	$88,295

FFO per diluted share/unit	$0.59	$0.58	$1.25	$1.16

Weighted average number of common shares and common units, diluted (2)	76,328,181	76,222,271	76,328,678	76,221,747

Funds Available for Distribution (FAD) (1)	$30,926	$34,263	$68,158	$63,385

Dividends
Dividends declared and paid	$25,379	$24,547	$50,756	$49,092
Dividends declared and paid per share/unit	$0.33	$0.32	$0.66	$0.64

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Funds Available for Distribution (FAD) (1)
FFO	$45,220	$44,675	$95,787	$88,601
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(15,260)	(12,004)	(28,378)	(24,324)
Net effect of straight-line rents (3)	(1,065)	(108)	(3,284)	(3,789)
Amortization of net above (below) market rents (4)	(794)	(837)	(1,578)	(1,666)
Net effect of other lease assets (5)	67	50	121	100
Amortization of debt issuance costs and debt fair value adjustment	834	639	1,718	1,279
Non-cash compensation expense	2,110	2,001	4,145	3,490
Nonforfeitable dividends on restricted stock awards	(186)	(153)	(373)	(306)
FAD	$30,926	$34,263	$68,158	$63,385

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,623	$7,781	$13,627	$14,962
Maintenance capital expenditures	7,637	4,223	14,751	9,362
	$15,260	$12,004	$28,378	$24,324

Notes:
(1)    See Glossary of Terms.
(2)    For the three and six months ended June 30, 2023 and 2022, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2023 Guidance Range (1)(2)		Revised 2023 Guidance Range (2)
Funds from Operations (FFO):
Net income	$55,704	$63,340	$58,331	$64,439
Depreciation and amortization of real estate assets	115,392	115,392	116,530	116,530
FFO, as defined by NAREIT	171,096	178,732	174,861	180,969
Less: Nonforfeitable dividends on restricted stock awards	(804)	(804)	(761)	(761)
FFO attributable to common stock and units	$170,292	$177,928	$174,100	$180,208
Weighted average number of common shares and units, diluted	76,364,096	76,364,096	76,359,443	76,359,443
FFO per diluted share, updated	$2.23	$2.33	$2.28	$2.36

Notes:
(1)    The Prior 2023 Guidance Range as reported in the company's First Quarter 2023 Supplemental Information.
(2)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

Second Quarter 2023 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2023 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$52,213	$25,901	$15,193	$16,408	$109,715
Non-same store	6	—	—	—	6
Total	52,219	25,901	15,193	16,408	109,721
Real estate expenses
Same-store	14,583	7,555	6,786	10,562	39,486
Non-same store	311	—	—	—	311
Total	14,894	7,555	6,786	10,562	39,797
Net Operating Income (NOI)
Same-store	37,630	18,346	8,407	5,846	70,229
Non-same store	(305)	—	—	—	(305)
Total	$37,325	$18,346	$8,407	$5,846	$69,924
Same-store NOI	$37,630	$18,346	$8,407	$5,846	$70,229
Net effect of straight-line rents (2)	(1,129)	10	31	24	(1,064)
Amortization of net above (below) market rents (3)	(534)	(260)	—	—	(794)
Net effect of other lease assets (4)	54	13	—	—	67
Tenant improvement reimbursements (5)	(196)	(1)	—	—	(197)
Same-store cash NOI (5)	$35,825	$18,108	$8,438	$5,870	$68,241

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on June 30, 2023 and 2022. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Six Months Ended June 30, 2023 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$101,549	$51,528	$30,756	$32,002	$215,835
Non-same store	1,640	—	—	—	1,640
Total	103,189	51,528	30,756	32,002	217,475
Real estate expenses
Same-store	28,621	15,259	13,317	20,644	77,841
Non-same store	1,093	—	—	—	1,093
Total	29,714	15,259	13,317	20,644	78,934
Net Operating Income (NOI)
Same-store	72,928	36,269	17,439	11,358	137,994
Non-same store	547	—	—	—	547
Total	$73,475	$36,269	$17,439	$11,358	$138,541
Same-store NOI	$72,928	$36,269	$17,439	$11,358	$137,994
Net effect of straight-line rents (2)	(3,331)	36	54	7	(3,234)
Amortization of net above (below) market rents (3)	(951)	(520)	—	—	(1,471)
Net effect of other lease assets (4)	97	24	—	—	121
Tenant improvement reimbursements (5)	(335)	(3)	—	—	(338)
Same-store cash NOI (5)	$68,408	$35,806	$17,493	$11,365	$133,072

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on June 30, 2023 and 2022. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Cash Basis:
Office	$35,825	$32,958	8.7%	$68,408	$64,632	5.8%
Retail	18,108	16,827	7.6	35,806	33,521	6.8
Multifamily	8,438	7,975	5.8	17,493	15,996	9.4
Mixed-Use	5,870	5,600	4.8	11,365	10,202	11.4
Same-store Cash NOI (2)(3)	$68,241	$63,360	7.7%	$133,072	$124,351	7.0%

Notes:
(1)    Excluding lease termination fees, for the three and six months ended June 30, 2023 and 2022, the change in same-store cash NOI would be 7.4% and 6.9% respectively .
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Cash Basis:
Office	$35,542	$32,766	8.5%	$67,837	$64,249	5.6%
Retail	18,108	16,827	7.6	35,806	33,521	6.8
Multifamily	8,438	7,975	5.8	17,493	15,996	9.4
Mixed-Use	5,870	5,600	4.8	11,365	10,202	11.4
Same-store Cash NOI with Redevelopment (1)(2)	$67,958	$63,168	7.6%	$132,501	$123,968	6.9%

Notes:
(1)    Excluding lease termination fees, for the three and six months ended June 30, 2023 and 2022, the change in same-store cash NOI with redevelopment would be 7.3% and 6.8% respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2023
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$14,613	$8,979	$7,077	$—	$30,669
Northern California	7,371	2,415	—	—	9,786
Hawaii	—	3,058	—	5,870	8,928
Oregon	6,036	164	1,361	—	7,561
Texas	—	3,493	—	—	3,493
Washington	7,696	—	—	—	7,696
Total Cash NOI	$35,716	$18,109	$8,438	$5,870	$68,133

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended June 30, 2023

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
11%
Washington
11%
Texas
5%
Hawaii
13%
Northern California
15%
Southern California
45%

Mixed-Use
9%
Retail
27%
Multifamily
12%
Office
52%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2023
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,975	$219	$2,310	$(2,792)	$—	$7,712
Torrey Reserve Campus (7)	6,332	50	349	(1,807)	(444)	4,480
Torrey Point	1,424	117	22	(387)	(350)	826
Solana Crossing	2,030	168	75	(598)	(59)	1,616
The Landmark at One Market	10,265	73	390	(3,236)	—	7,492
One Beach Street	—	—	—	(121)	—	(121)
First & Main	2,824	216	806	(1,081)	69	2,834
Lloyd Portfolio (7)	4,196	422	272	(1,563)	(10)	3,317
City Center Bellevue	6,114	533	186	(1,708)	(166)	4,959
Eastgate Office Park	1,178	58	593	(761)	(20)	1,048
Corporate Campus East III	1,101	77	446	(447)	—	1,177
Bel-Spring 520	554	12	221	(239)	(36)	512
Subtotal Office Portfolio	$43,993	$1,945	$5,670	$(14,740)	$(1,016)	$35,852
Retail Portfolio
Carmel Country Plaza	$958	$29	$195	$(214)	$(5)	$963
Carmel Mountain Plaza	3,303	214	851	(938)	90	3,520
South Bay Marketplace	644	44	230	(222)	—	696
Gateway Marketplace	663	—	230	(254)	—	639
Lomas Santa Fe Plaza	1,656	20	302	(450)	9	1,537
Solana Beach Towne Centre	1,647	25	513	(568)	7	1,624
Del Monte Center	2,311	287	888	(1,375)	30	2,141
Geary Marketplace	285	—	139	(150)	—	274
The Shops at Kalakaua	276	15	50	(91)	—	250
Waikele Center	3,125	396	889	(1,607)	5	2,808
Alamo Quarry Market	3,628	137	1,236	(1,560)	52	3,493
Hassalo on Eighth - Retail	225	25	39	(125)	—	164
Subtotal Retail Portfolio	$18,721	$1,192	$5,562	$(7,554)	$188	$18,109

Second Quarter 2023 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2023
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,121	$245	$—	$(1,560)	$(3)	$2,803
Imperial Beach Gardens	1,129	71	—	(526)	—	674
Mariner's Point	573	31	—	(253)	—	351
Santa Fe Park RV Resort	493	31	—	(300)	—	224
Pacific Ridge Apartments	5,101	255	—	(2,321)	(10)	3,025
Hassalo on Eighth - Multifamily	2,844	413	—	(1,826)	(70)	1,361
Subtotal Multifamily Portfolio	$14,261	$1,046	$—	$(6,786)	$(83)	$8,438
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,241	$1,153	$832	$(1,621)	$(13)	$2,592
Waikiki Beach Walk - Embassy Suites™	10,480	1,739	—	(8,941)	—	3,278
Subtotal Mixed-Use Portfolio	$12,721	$2,892	$832	$(10,562)	$(13)	$5,870
Subtotal Development Properties	$—	$7	$—	$(143)	$—	$(136)
Total	$89,696	$7,082	$12,064	$(39,785)	$(924)	$68,133
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended June 30, 2023 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $1.3 million for the three months ended June 30, 2023. Total abatements for our retail portfolio and mixed-use portfolio were minimal for the three months ended June 30, 2023. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended June 30, 2023. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended June 30, 2023. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.2 million in the aggregate for the three months ended June 30, 2023.
(2)    Represents additional property-related income for the three months ended June 30, 2023, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended June 30, 2023.
(4)    Represents property operating expenses for the three months ended June 30, 2023. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, and tenant improvement reimbursements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended June 30, 2023.

Second Quarter 2023 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2023
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$6,095	$5,586	$11,681	$850	$7,281	$19,812
Retail Portfolio	1,492	153	1,645	—	—	1,645
Multifamily Portfolio	—	1,216	1,216	—	—	1,216
Mixed-Use Portfolio	36	682	718	—	—	718
Total	$7,623	$7,637	$15,260	$850	$7,281	$23,391

	Six Months Ended June 30, 2023
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$9,812	$10,017	$19,829	$5,330	$15,378	$40,537
Retail Portfolio	3,632	538	4,170			4,170
Multifamily Portfolio	—	2,529	2,529			2,529
Mixed-Use Portfolio	183	1,667	1,850			1,850
Total	$13,627	$14,751	$28,378	$5,330	$15,378	$49,086

Second Quarter 2023 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	June 30, 2023	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,874	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,874

Term Loan A (3)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (4)	150,000	5.47%	8,227	January 5, 2025
Term Loan C (5)	75,000	5.47%	4,114	January 5, 2025
Series F Notes (6)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (7)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (8)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (9)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (10)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (11)	$1,625,000	3.96%	$65,476

Unsecured Line of Credit (12)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.38 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    On January 5, 2023, the fully-drawn borrowings on Term Loan B were increased from $100 million to $150 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $150 million Term Loan B at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(5)    On January 5, 2023, the fully-drawn borrowings on Term Loan C were increased from $50 million to $75 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $75 million Term Loan C at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(6)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(7)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(8)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(9)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(10)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(11)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $11.3 million.
(12)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The 2022 Revolver Loan total does not include debt issuance costs, net of $1.6 million.

Second Quarter 2023 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	June 30, 2023
Common shares outstanding	60,725
Common units outstanding	16,182
Common shares and common units outstanding	76,907
Market price per common share	$19.20
Equity market capitalization	$1,476,614
Total debt	$1,700,000
Total market capitalization	$3,176,614
Less: Cash on hand	$(84,709)
Total enterprise value	$3,091,905
Total unencumbered assets, gross	$3,715,488

Total debt/Total capitalization			53.5%
Total debt/Total enterprise value			55.0%
Net debt/Total enterprise value (1)			52.2%
Total unencumbered assets, gross/Unsecured debt			228.6%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	6.9	x	6.8	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.6	x	6.5	x
Interest coverage ratio (4)	3.5	x	3.9	x
Fixed charge coverage ratio (4)	3.5	x	3.9	x

Debt Maturity Schedule
as of June 30, 2023
Principal Repayment (in millions)
$600
$400
$200
$0
$100
$425
$350
$75
$100
$150
$500
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	3.8%	5.0%	—%	3.8%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	4.01%
Weighted Average Term to Maturity:	4.6

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended June 30, 2023, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are included in the Glossary of Terms.

Second Quarter 2023 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2025	$116,526	$175,000

One Beach Street	San Francisco, CA	February 2021	December 2023	TBD	102,000	—%	2025	$33,765	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Second Quarter 2023 Supplemental Information	Page

PORTFOLIO DATA

Second Quarter 2023 Supplemental Information	Page

PROPERTY REPORT

As of June 30, 2023				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,648	99.0%	$45,336,047	$63.19
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	547,035	92.9	26,654,898	52.45
Torrey Point	San Diego, CA	2017	2	93,264	100.0	5,702,363	61.14
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	81.7	7,961,173	43.50
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	41,068,497	97.22
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	95.0	11,301,249	33.02
Lloyd Portfolio	Portland, OR	1940-2015	3	547,864	87.1	16,709,887	35.02
City Center Bellevue	Bellevue, WA	1987	1	496,357	85.5	24,519,462	57.78
Eastgate Office Park	Bellevue, WA	1985	4	281,204	58.6	6,474,645	39.29
Corporate Campus East III	Bellevue, WA	1986	4	159,578	85.0	5,982,755	44.11
Bel-Spring 520	Bellevue, WA	1983	2	93,295	76.1	2,877,723	40.53
Subtotal/Weighted Average Office Portfolio (8)			39	4,050,264	87.4%	$194,588,699	$54.97
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	89.8%	$3,812,629	$54.36		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	98.5	13,999,205	26.90	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,586,920	19.47		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,654,183	20.76	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	99.3	6,643,924	32.12		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	96.7	6,657,371	27.91		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	82.1	9,380,033	16.97	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,223,970	34.81		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	1,105,775	121.94		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,723,425	30.44	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	99.4	15,161,639	25.93	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora, Home Goods
Hassalo on Eighth	Portland, OR	2015	3	44,236	65.5	949,487	32.77		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,616	94.6%	$76,898,561	$26.28
Total/Weighted Average Office and Retail Portfolio (8)			146	7,142,880	90.5%	$271,487,260	$42.00

Second Quarter 2023 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of June 30, 2023
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	93.1%	$16,755,024	$2,737
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	96.3	4,612,428	$2,495
Mariner's Point	Imperial Beach, CA	1986	8	88	97.7	2,353,596	$2,281
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	124	87.1	2,312,868	$1,785
Pacific Ridge Apartments	San Diego, CA	2013	3	533	68.9	17,518,836	$3,975
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	89.3	3,088,440	$1,628
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	89.0	5,894,628	$1,638
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	90.9	2,402,484	$1,540
Total/Weighted Average Multifamily Portfolio			121	2,110	85.9%	$54,938,304	$2,526

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	94.6%	$9,505,364	$106.98		Yard House, Roy's

			Number
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	84.4%	$370.03	$312.44
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of June 30, 2023, including leases which may not have commenced as of June 30, 2023. Percentage leased for our multifamily properties includes total units rented and occupied as of June 30, 2023.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended June 30, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $34,628,900 to our estimate of annual triple net operating expenses of $10,707,147 for an estimated annualized base rent on a modified gross lease basis of $45,336,047 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,606,856 to our estimate of annual triple net operating expenses of $1,867,789 for an estimated annualized base rent on a modified gross lease basis of $6,474,645 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,450,769 to our estimate of annual triple net operating expenses of $1,531,986 for an estimated annualized base rent on a modified gross lease basis of $5,982,755 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $2,218,843 to our estimate of annual triple net operating expenses of $658,880 for an estimated annualized base rent on a modified gross lease basis of $2,877,723 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2023. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of June 30, 2023. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

Second Quarter 2023 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(8)    Lease data for signed but not commenced leases as of June 30, 2023 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	42,860	$1,797,036	$41.93	$55.49
Retail Portfolio	33,903	$813,720	$24.00	$26.57
Total Retail and Office Portfolio	76,763	$2,610,756	$34.01	$42.40
(a)    Office portfolio leases signed but not commenced of 21,955, 11,362 and 9,543 square feet are expected to commence during the third and fourth quarters of 2023 and the third quarter of 2024, respectively. Retail portfolio leases signed but not commenced of 3,238, 2,703, 25,837 and 2,125 square feet are expected to commence during the third and fourth quarters of 2023 and the third and fourth quarters of 2024, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of June 30, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of June 30, 2023, by square footage under lease as of June 30, 2023.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$693,847
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$410,151
2,912 square feet of the ground leases at Carmel Mountain Plaza expire during the third quarter of 2023, with no extension options as of June 30, 2023.
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended June 30, 2023, the highest average monthly occupancy rate for this property was 96%, occurring in July and December 2022. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2023, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended June 30, 2023 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended June 30, 2023 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2023 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of June 30, 2023
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	12	100%	119,307	$82.89	$85.93	$(362,425)	(3.5)%	4.5%	4.6	$5,407,994	$45.33
1st Quarter 2023	8	100%	56,139	$60.18	$54.67	$309,262	10.1%	22.5%	5.2	$2,731,132	$48.65
4th Quarter 2022	13	100%	77,588	$46.90	$40.65	$485,400	15.4%	25.0%	4.0	$1,107,926	$14.28
3rd Quarter 2022	9	100%	43,061	$57.35	$46.38	$472,341	23.7%	34.7%	4.7	$943,110	$21.90
Total 12 months	42	100%	296,095	$65.44	$62.39	$904,578	4.9%	14.3%	4.6	$10,190,162	$34.42

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	3	25%	6,431	$40.42	$32.86	$48,626	23.0%	19.6%	3.8	$194,677	$30.27
1st Quarter 2023	1	13%	2,256	$46.80	$37.98	$19,899	23.2%	20.6%	5.3	$128,811	$57.10
4th Quarter 2022	1	8%	2,422	$53.96	$48.83	$12,430	10.5%	19.2%	3.2	$85,558	$35.33
3rd Quarter 2022	1	11%	17,969	$67.50	$45.84	$389,194	47.2%	55.0%	5.3	$718,760	$40.00
Total 12 months	6	14%	29,078	$58.78	$42.61	$470,149	37.9%	43.0%	4.8	$1,127,806	$38.79

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	9	75%	112,876	$85.31	$88.95	$(411,051)	(4.1)%	4.2%	4.7	$5,213,317	$46.19
1st Quarter 2023	7	88%	53,883	$60.74	$55.37	$289,363	9.7%	22.6%	5.2	$2,602,321	$48.30
4th Quarter 2022	12	92%	75,166	$46.67	$40.38	$472,970	15.6%	25.2%	4.0	$1,022,368	$13.60
3rd Quarter 2022	8	89%	25,092	$50.08	$46.76	$83,147	7.1%	19.6%	4.4	$224,350	$8.94
Total 12 months	36	86%	267,017	$66.16	$64.54	$434,429	2.5%	12.1%	4.6	$9,062,356	$33.94

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	13	120,365	$82.50	4.6	$5,410,110	$44.95
1st Quarter 2023	15	79,862	$56.36	4.9	$3,613,519	$45.25
4th Quarter 2022	17	97,415	$47.63	5.0	$3,029,309	$31.10
3rd Quarter 2022	13	59,461	$54.70	5.1	$1,777,265	$29.89
Total 12 months	58	357,103	$62.51	4.9	$13,830,203	$38.73
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.

Second Quarter 2023 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of June 30, 2023
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	20	100%	96,955	$34.14	$33.18	$93,178	2.9%	2.1%		4.7	$10,000	$0.10
1st Quarter 2023	12	100%	30,756	$48.74	$44.50	$130,496	9.5%	27.7%		6.2	$428,200	$13.92
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
3rd Quarter 2022	17	100%	71,469	$31.46	$29.45	$143,598	6.8%	27.7%		4.1	$309,280	$4.33
Total 12 months	69	100%	302,454	$34.31	$31.72	$781,613	8.1%	15.8%		4.5	$1,162,480	$3.84

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	—	—	—	—	—	—	—	—		—	—	—
1st Quarter 2023	1	8%	1,598	$40.50	$27.27	$21,135	48.5%	145.7%	(6)	7.0	$15,000	$9.39
4th Quarter 2022	—	—	—	—	—	—	—	—		—	—	—
3rd Quarter 2022	3	18%	5,007	$43.91	$44.38	$(2,360)	(1.1)%	202.9%	(6)	6.8	$121,280	$24.22
Total 12 months	4	6%	6,605	$43.08	$40.24	$18,775	7.1%	184.0%		6.8	$136,280	$20.63

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	20	100%	96,955	$34.14	$33.18	$93,178	2.9%	2.1%		4.7	$10,000	$0.10
1st Quarter 2023	11	92%	29,158	$49.20	$45.45	$109,361	8.3%	22.7%		6.2	$413,200	$14.17
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
3rd Quarter 2022	14	82%	66,462	$30.52	$28.33	$145,958	7.8%	15.0%		3.9	$188,000	$2.83
Total 12 months	65	94%	295,849	$34.11	$31.53	$762,838	8.2%	12.1%		4.5	$1,026,200	$3.47

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
2nd Quarter 2023	21	121,955	$30.83	5.8	$3,360,000	$27.55
1st Quarter 2023	16	35,589	$52.66	6.1	$586,200	$16.47
4th Quarter 2022	29	146,288	$32.16	4.4	$2,439,635	$16.68
3rd Quarter 2022	21	79,033	$32.62	4.2	$526,410	$6.66
Total 12 months	87	382,865	$33.74	5.0	$6,912,245	$18.05
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

Second Quarter 2023 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of June 30, 2023
Lease Summary - Loma Palisades
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	510	93.1%	$16,755,024	$2,737
1st Quarter 2023	522	95.3%	$16,533,012	$2,638
4th Quarter 2022	517	94.3%	$16,734,228	$2,699
3rd Quarter 2022	520	94.9%	$15,681,372	$2,513

Lease Summary - Imperial Beach Gardens
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	154	96.3%	$4,612,428	$2,495
1st Quarter 2023	147	91.9%	$4,457,952	$2,526
4th Quarter 2022	146	91.3%	$4,539,336	$2,590
3rd Quarter 2022	152	95.0%	$4,362,156	$2,392

Lease Summary - Mariner's Point
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	86	97.7%	$2,353,596	$2,281
1st Quarter 2023	83	94.3%	$2,358,588	$2,369
4th Quarter 2022	83	94.3%	$2,202,696	$2,212
3rd Quarter 2022	84	95.5%	$2,264,520	$2,245

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	108	87.1%	$2,312,868	$1,785
1st Quarter 2023	101	81.5%	$1,884,216	$1,554
4th Quarter 2022	119	96.0%	$2,043,288	$1,430
3rd Quarter 2022	105	83.3%	$2,051,340	$1,629

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	367	68.9%	$17,518,836	$3,975
1st Quarter 2023	493	92.5%	$22,314,864	$3,772
4th Quarter 2022	472	88.6%	$20,721,768	$3,657
3rd Quarter 2022	484	90.8%	$21,882,600	$3,768

Second Quarter 2023 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of June 30, 2023
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	158	89.3%	$3,088,440	$1,628
1st Quarter 2023	169	95.5%	$3,120,420	$1,538
4th Quarter 2022	162	91.5%	$2,980,404	$1,534
3rd Quarter 2022	170	96.1%	$3,265,704	$1,600

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	300	89.0%	$5,894,628	$1,638
1st Quarter 2023	302	89.6%	$6,220,644	$1,717
4th Quarter 2022	317	94.1%	$6,193,788	$1,628
3rd Quarter 2022	312	92.6%	$6,210,420	$1,658

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	130	90.9%	$2,402,484	$1,540
1st Quarter 2023	119	83.2%	$2,285,124	$1,601
4th Quarter 2022	121	84.6%	$2,308,080	$1,590
3rd Quarter 2022	137	95.8%	$2,505,240	$1,524

Total Multifamily Lease Summary
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
2nd Quarter 2023	1,813	85.9%	$54,938,304	$2,526
1st Quarter 2023	1,936	91.8%	$59,174,820	$2,546
4th Quarter 2022	1,937	91.8%	$57,723,588	$2,483
3rd Quarter 2022	1,964	93.0%	$58,223,352	$2,470

Notes:
(1)    Number of leased units and percentage leased for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Second Quarter 2023 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of June 30, 2023
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
2nd Quarter 2023	88,856	94.6%	$9,505,364	$107
1st Quarter 2023	89,206	95.0%	$9,184,583	$103
4th Quarter 2022	88,141	93.8%	$8,785,614	$100
3rd Quarter 2022	89,100	94.9%	$8,534,364	$96

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
2nd Quarter 2023	311	84.4%	$370	$312
1st Quarter 2023	302	81.9%	$368	$302
4th Quarter 2022	265	71.8%	$380	$273
3rd Quarter 2022	311	84.2%	$398	$335
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of June 30, 2023, including leases which may not have commenced as of June 30, 2023.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2023.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2023, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2023 Supplemental Information	Page

LEASE EXPIRATIONS

As of June 30, 2023
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	51,329	1.3%	0.7%	$1.11	17,606	0.6%	0.2%	$45.01	9,400	10.0%	0.1%	$24.82	78,335	1.1%	$13.82
2023	173,606	4.3	2.4	$40.41	56,874	1.8	0.8	$37.65	5,743	6.1	0.1	$61.73	236,223	3.3	$40.26
2024	276,869	6.8	3.8	$46.28	405,537	13.1	5.6	$30.24	9,669	10.3	0.1	$115.95	692,075	9.6	$37.85
2025	342,210	8.4	4.7	$41.14	283,402	9.2	3.9	$28.63	21,497	22.9	0.3	$93.76	647,109	8.9	$37.41
2026	376,605	9.3	5.2	$43.17	280,893	9.1	3.9	$34.44	5,618	6.0	0.1	$185.13	663,116	9.2	$40.67
2027	405,820	10.0	5.6	$55.00	440,862	14.3	6.1	$29.47	4,614	4.9	0.1	$134.01	851,296	11.8	$42.21
2028	390,446	9.6	5.4	$60.91	705,419	22.8	9.7	$18.43	8,820	9.4	0.1	$166.35	1,104,685	15.3	$34.63
2029	854,489	21.1	11.8	$64.46	266,047	8.6	3.7	$22.34	3,156	3.4	—	$196.98	1,123,692	15.5	$54.86
2030	276,592	6.8	3.8	$41.16	45,228	1.5	0.6	$36.62	—	—	—	—	321,820	4.4	$40.52
2031	151,356	3.7	2.1	$43.81	119,558	3.9	1.7	$21.69	14,965	15.9	0.2	114.34	285,879	4.0	$38.25
2032	59,956	1.5	0.8	$40.07	147,722	4.8	2.0	$28.39	—	—	—	—	207,678	2.9	$31.76
Thereafter	136,999	3.4	1.9	$58.41	121,650	3.9	1.7	$29.03	5,374	5.7	0.1	60.00	264,023	3.6	$44.91
Signed Leases Not Commenced	42,860	1.1	0.6	—	33,903	1.1	0.5	—	—	—	—	—	76,763	1.1	—
Available	511,127	12.6	7.1	—	167,915	5.4	2.3	—	5,069	5.4	0.1	—	684,111	9.5	—
Total (2)	4,050,264	100.0%	56.0%	$44.40	3,092,616	100.0%	42.7%	$24.87	93,925	100.0%	1.3%	$101.20	7,236,805	100.0%	$36.79

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	51,329	1.3%	0.7%	$1.11	17,606	0.6%	0.2%	$45.01	9,400	10.0%	0.1%	$24.82	78,335	1.1%	$13.82
2023	93,485	2.3	1.3	$40.06	50,037	1.6	0.7	$33.26	5,743	6.1	0.1	$61.73	149,265	2.1	$38.61
2024	75,068	1.9	1.0	$51.77	234,619	7.6	3.2	$32.07	4,267	4.5	0.1	$150.00	313,954	4.3	$38.38
2025	124,376	3.1	1.7	$48.27	110,641	3.6	1.5	$27.35	9,939	10.6	0.1	$152.80	244,956	3.4	$43.06
2026	71,829	1.8	1.0	$38.33	69,395	2.2	1.0	$48.44	5,618	6.0	0.1	$185.13	146,842	2.0	$48.72
2027	85,563	2.1	1.2	$50.65	176,916	5.7	2.4	$30.03	3,703	3.9	0.1	$147.79	266,182	3.7	$38.30
2028	145,484	3.6	2.0	$45.17	177,151	5.7	2.4	$24.80	1,906	2.0	—	$222.36	324,541	4.5	$35.09
2029	175,835	4.3	2.4	$44.07	100,120	3.2	1.4	$29.80	8,558	9.1	0.1	$128.86	284,513	3.9	$41.60
2030	244,228	6.0	3.4	$36.29	68,423	2.2	0.9	$35.15	11,558	12.3	0.2	$43.00	324,209	4.5	$36.29
2031	222,864	5.5	3.1	$49.47	58,112	1.9	0.8	$46.57	14,965	15.9	0.2	$114.34	295,941	4.1	$52.18
2032	281,153	6.9	3.9	$49.65	170,916	5.5	2.4	$28.37	911	1.0	—	$78.00	452,980	6.3	$41.68
Thereafter	1,925,063	47.5	26.6	$57.60	1,656,862	53.6	22.9	$22.86	12,288	13.1	0.2	$111.15	3,594,213	49.7	$41.77
Signed Leases Not Commenced	42,860	1.1	0.6	—	33,903	1.1	0.5	—	—	—	—	—	76,763	1.1	—
Available	511,127	12.6	7.1	—	167,915	5.4	2.3	—	5,069	5.4	0.1	—	684,111	9.5	—
Total (2)	4,050,264	100.0%	56.0%	$44.40	3,092,616	100.0%	42.7%	$24.87	93,925	100.0%	1.3%	$101.20	7,236,805	100.0%	$36.79

Second Quarter 2023 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of June 30, 2023
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2023 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Second Quarter 2023 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At June 30, 2023				At June 30, 2022
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,050,264	3,539,137		87.4%	3,988,222	3,630,320		91.0%
Retail Properties (square feet)	3,092,616	2,924,701		94.6%	3,092,616	2,860,245		92.5%
Multifamily Properties (units)	2,110	1,813		85.9%	2,112	1,944		92.0%
Mixed-Use Properties (square feet)	93,925	88,856		94.6%	93,925	89,100		94.9%
Mixed-Use Properties (units)	369	307	(3)	83.2%	369	280	(3)	75.8%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,918,058	3,539,137		90.3%	3,887,952	3,630,320		93.4%
Retail Properties (square feet)	3,092,616	2,924,701		94.6%	3,092,616	2,860,245		92.5%
Multifamily Properties (units)	2,110	1,813		85.9%	2,112	1,944		92.0%
Mixed-Use Properties (square feet)	93,925	88,856		94.6%	93,925	89,100		94.9%
Mixed-Use Properties (units)	369	307	(3)	83.2%	369	280	(3)	75.8%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the six months ended June 30, 2023 and 2022.
(4)    Same-store portfolio includes Bel-Spring 520 which was acquired on March 8, 2022. Same-store portfolio excludes (i) One Beach Street due to significant redevelopment activity; (ii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iii) land held for development.

Second Quarter 2023 Supplemental Information	Page

TOP TENANTS - OFFICE

As of June 30, 2023
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.3%	3.5%	$26,420,853	13.6%	9.4%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.4	5.8	19,886,757	10.2	7.1
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2027 12/31/2028	138,615	3.4	1.9	13,670,631	7.0	4.9
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.7	6,906,241	3.5	2.5
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,609,212	2.4	1.6
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.9	1.0	4,528,458	2.3	1.6
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.4	3,483,504	1.8	1.2
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,111,931	1.6	1.1
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	2,935,024	1.5	1.0
10	Top technology tenant (4)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,521,440	1.3	0.9
	Top 10 Office Tenants Total			1,369,722	33.9%	18.9%	$88,074,051	45.2%	31.3%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet have a lease expiration of December 31, 2027 and 2028, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively.
(4)    Name withheld per tenant's request.

Second Quarter 2023 Supplemental Information	Page

TOP TENANTS - RETAIL

As of June 30, 2023
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.1%	$4,092,000	5.3%	1.5%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	2.8	0.8
3	Nordstrom Rack (2)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	1,804,269	2.3	0.6
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,728,228	2.2	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,609,086	2.1	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.8	0.5
7	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.0	1,340,270	1.7	0.5
8	Old Navy (4)	Alamo Quarry Market, Southbay Marketplace, Waikele Center	9/30/2024 4/30/2028 7/31/2030	52,936	1.7	0.7	1,274,460	1.7	0.5
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.6	0.4
10	Michaels (5)	Carmel Mountain Plaza, Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.6	1,124,218	1.5	0.4
	Top 10 Retail Tenants Total			743,581	23.9%	10.2%	$17,679,470	23.0%	6.4%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet have a lease expiration of June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(2)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet have a lease expiration of January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2024 (Alamo Quarry Market), April 30, 2028 (Southbay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 22,969 and 23,881 of leased square feet have a lease expiration of January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

Second Quarter 2023 Supplemental Information	Page

APPENDIX

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and six months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$15,397	$13,588	$36,063	$27,102
Depreciation and amortization	29,823	31,087	59,724	61,499
Interest expense, net	16,368	14,547	32,097	29,213
Interest income	(460)	(21)	(893)	(57)
Income tax expense	187	202	457	400
EBITDA	$61,315	$59,403	$127,448	$118,157

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
EBITDA	$61,315	$59,403	$127,448	$118,157
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$61,315	$59,403	$127,448	$118,157

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income	$15,397	$13,588	$36,063	$27,102
Depreciation and amortization	29,823	31,087	59,724	61,499
Interest expense, net	16,368	14,547	32,097	29,213
Interest income	(460)	(21)	(893)	(57)
Income tax expense	187	202	457	400
EBITDAre	$61,315	$59,403	$127,448	118,157

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of NOI to net income	2023	2022	2023	2022
Total NOI	$69,924	$67,015	$138,541	$132,911
General and administrative	(8,609)	(7,612)	(17,608)	(14,754)
Depreciation and amortization	(29,823)	(31,087)	(59,724)	(61,499)
Operating Income	$31,492	$28,316	$61,209	$56,658
Interest expense, net	(16,368)	(14,547)	(32,097)	(29,213)
Other income (expense), net	273	(181)	6,951	(343)
Net income	$15,397	$13,588	$36,063	$27,102
Net income attributable to restricted shares	(190)	(154)	(379)	(309)
Net income attributable to unitholders in the Operating Partnership	(3,224)	(2,852)	(7,565)	(5,688)
Net income attributable to American Assets Trust, Inc. stockholders	$11,983	$10,582	$28,119	$21,105

Overall Portfolio: Includes all operating properties owned by us as of June 30, 2023.

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Total Cash NOI to Net Income	2023	2022	2023	2022
Total Cash NOI	$68,133	$66,120	$133,801	$127,556
Non-cash revenue and other operating expenses (1)	1,791	895	4,740	5,355
General and administrative	(8,609)	(7,612)	(17,608)	(14,754)
Depreciation and amortization	(29,823)	(31,087)	(59,724)	(61,499)
Operating income	$31,492	$28,316	$61,209	$56,658
Interest expense, net	(16,368)	(14,547)	(32,097)	(29,213)
Other income (expense), net	273	(181)	6,951	(343)
Net income	$15,397	$13,588	$36,063	$27,102
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Six Months Ended (2)
	June 30,		June 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2023	2022	2023	2022
Same-Store Cash NOI	$68,241	$63,360	$133,072	$124,351
Redevelopment Cash NOI (3)	(283)	(192)	(571)	(383)
Same-Store Cash NOI with Redevelopment	67,958	63,168	132,501	123,968
Tenant improvement reimbursements	197	2,975	338	3,133
Total Same-Store Cash NOI with Redevelopment	$68,155	$66,143	$132,839	$127,101
Non-Same Store Cash NOI	(22)	(23)	962	455
Total Cash NOI	$68,133	$66,120	$133,801	$127,556
Non-cash revenue and other operating expenses (4)	1,791	895	4,740	5,355
General and administrative	(8,609)	(7,612)	(17,608)	(14,754)
Depreciation and amortization	(29,823)	(31,087)	(59,724)	(61,499)
Operating income	$31,492	$28,316	$61,209	$56,658
Interest expense, net	(16,368)	(14,547)	(32,097)	(29,213)
Other income (expense), net	273	(181)	6,951	(343)
Net income	$15,397	$13,588	$36,063	$27,102
(1)    Same-store portfolio includes Bel-Spring 520 which was acquired on March 8, 2022. Same-store portfolio excludes (i) One Beach Street due to significant redevelopment activity; (ii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iii) land held for development.
(2)    Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Bel-Spring 520 which was acquired on March 8, 2022; (iii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iv) land held for development.
(3)    Redevelopment property refers to One Beach Street, the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and Lloyd Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended			Comparison of Six Months Ended
	June 30, 2023 to 2022			June 30, 2023 to 2022
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio (1)	X	X	X	X	X	X
City Center Bellevue	X		X	X		X
Eastgate Office Park	X		X	X		X
Corporate Campus East III	X		X	X		X
Bel-Spring 520	X		X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Second Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(1)     The 710 building at Lloyd District Portfolio is considered non same-store and same-store redevelopment, since it was placed into operations on November 1, 2022, approximately one year after completing renovations of the building,

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Second Quarter 2023 Supplemental Information	Page